                                                                   EXHIBIT 23.4

                           CONSENT OF PERSON ABOUT TO
                               BECOME A DIRECTOR

        I, Jang Ho Chung, hereby consent to being named in the Registration Statement on Form S-1 (No. 333-5577) of NextWave Telecom Inc. as a person about to become a director of NextWave Telecom Inc.

Dated:  July 29, 1996

                                          /s/ Jang Ho Chung
                                          ---------------------------------
                                          Jang Ho Chung